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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                       (Date of Earliest Event Reported):
                                  JUNE 5, 2001

                             Commission File Number
                                   000-26225

                            ------------------------

                           WIT SOUNDVIEW GROUP, INC.

             (Exact name of registrant as specified in its charter)

            DELAWARE                                  13-3900397
 (State or Other jurisdiction of            (I.R.S. Employer jurisdiction
 Incorporation or Organization)           Industrial Identification Number)

                     826 BROADWAY, NEW YORK, NEW YORK 10003
              (Address of Principal Executive Offices) (Zip Code)
                                 (212) 253-4400
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (a) Financial Statements

    The following consolidated financial statements of E*OFFERING Corp. and Subsidiary and the related notes thereto are filed as a part of this report pursuant to Item 7, beginning on page F-1:

    (i) Report of Independent Public Accountants

    (ii) Independent Auditors' Report

   (iii) Consolidated Statements of Financial Condition as of September 30, 2000 and 1999

    (iv) Consolidated Statements of Operations for the year ended September 30, 2000 and for the period from November 13, 1998 (Inception) to September 30, 1999

    (v) Consolidated Statements of Changes in Stockholders' Equity for the year ended September 30, 2000 and for the period from November 13, 1998 (Inception) to September 30, 1999

    (vi) Consolidated Statements of Cash Flows for the year ended September 30, 2000 and for the period from November 13, 1998 (Inception) to September 30, 1999

   (vii) Notes to Consolidated Financial Statements as of September 30, 2000 and for the period from November 13, 1998 (Inception) to September 30, 1999

    The following unaudited pro forma condensed combined financial information and the related notes thereto are filed as a part of this report pursuant to
Item 7, beginning on page F-20:

    (i) Pro forma condensed combined statement of operations for the year ended December 31, 2000

    (ii) Notes to unaudited pro forma condensed combined financial information

    (b) Exhibits

       23.1 Consent of Arthur Andersen LLP

       23.2 Consent of Deloitte & Touche LLP

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                       WIT SOUNDVIEW GROUP, INC.

                                                       By:              /s/ MARK F. LOEHR
                                                            -----------------------------------------
                                                                          Mark F. Loehr
Dated: June 5, 2001                                                  CHIEF EXECUTIVE OFFICER

                                                       By:             /s/ CURTIS L. SNYDER
                                                            -----------------------------------------
                                                                         Curtis L. Snyder
                                                                     CHIEF FINANCIAL OFFICER

                        E*OFFERING CORP. AND SUBSIDIARY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
Report of Independent Public Accountants....................     F-2

Independent Auditors' Report................................     F-3

Consolidated Statements of Financial Condition as of
  September 30, 2000 and September 30, 1999.................     F-4

Consolidated Statements of Operations for the year ended
  September 30, 2000 and for the period from November 13,
  1998 (Inception) to September 30, 1999....................     F-5

Consolidated Statements of Changes in Stockholders' Equity
  (Deficit) for the year ended September 30, 2000 and for
  the period from November 13, 1998 (Inception) to September
  30, 1999..................................................     F-6

Consolidated Statements of Cash Flows for the year ended
  September 30, 2000 and for the period from November 13,
  1998 (Inception) to September 30, 1999....................     F-7

Notes to Consolidated Financial Statements as of September
  30, 2000 and for the period from November 13, 1998
  (Inception) to September 30, 1999.........................     F-9

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To E*OFFERING Corp.:

    We have audited the accompanying consolidated statement of financial condition of E*OFFERING Corp. and subsidiary as of September 30, 2000, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of September 30, 1999, were audited by other auditors whose report dated November 22, 1999, expressed an unqualified opinion on those statements.

    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E*OFFERING Corp. and subsidiary as of September 30, 2000, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

                                          ARTHUR ANDERSEN LLP

New York, New York
April 19, 2001

                          INDEPENDENT AUDITORS' REPORT

Board of Directors of
E*OFFERING Corp.

    We have audited the accompanying consolidated statement of financial condition of E*OFFERING Corp. and subsidiary (the Company) as of September 30, 1999, and the related consolidated statements of operations, cash flows, and changes in stockholders' equity (deficit) for the period from November 13, 1998 (Inception) to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 1999, and the results of their operations and their cash flows for the period from November 13, 1998 (Inception) to September 30, 1999, in conformity with accounting principles generally accepted in the United States of America.

                                          DELOITTE & TOUCHE LLP

Costa Mesa, California
November 22, 1999

                        E*OFFERING CORP. AND SUBSIDIARY
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   SEPTEMBER 30, 2000 AND SEPTEMBER 30, 1999

                                                                 2000          1999
                                                              -----------   -----------
                                        ASSETS
CASH AND CASH EQUIVALENTS...................................  $ 1,456,302   $ 1,734,966
SHORT-TERM INVESTMENTS......................................    1,228,856            --
RECEIVABLE FROM CLEARING BROKER.............................   21,772,066     4,118,873
SECURITIES OWNED, at market value...........................           --       260,539
INVESTMENT BANKING FEES RECEIVABLE..........................    1,748,161       648,584
INTANGIBLE ASSETS, less accumulated amortization of $395,784 and $131,928 at September 30, 2000 and 1999,
  respectively..............................................      923,478     1,187,334
FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, net of
  accumulated depreciation and amortization of $3,924,852
  and $802,839 at September 30, 2000 and 1999,
  respectively..............................................    6,213,834     4,363,808
COMPUTER SOFTWARE AND INTERNALLY DEVELOPED SOFTWARE, less
  accumulated amortization of $99,779 at September 30,
  1999......................................................           --       498,894
PREPAID EXPENSES............................................       39,444       126,633
OTHER ASSETS................................................      696,003     1,085,265
                                                              -----------   -----------
    TOTAL ASSETS............................................  $34,078,144   $14,024,896
                                                              ===========   ===========

                    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES:
  Securities sold but not yet purchased, at market value....           --       327,998
  Accounts payable..........................................    2,949,156     2,700,768
  Compensation payable......................................    4,644,411       713,641
  Other liabilities.........................................    2,124,195     1,017,891
  Notes payable.............................................      375,000       500,000
  Subordinated debt.........................................    5,049,480    10,000,000
                                                              -----------   -----------
    Total liabilities.......................................   15,142,242    15,260,298
                                                              -----------   -----------
COMMITMENTS AND CONTINGENCIES (NOTE 13)

STOCKHOLDERS' EQUITY (DEFICIT):
Convertible preferred stock:
  Series A, no par value, 1,600,000 shares authorized,
    issued and outstanding, at September 30, 2000 and 1999,
    liquidation preference $1,600,000.......................    1,600,000     1,600,000
  Series B, no par value, 5,800,000 and 3,300,000 shares
    authorized at September 30, 2000 and September 30, 1999,
    respectively, 2,500,000 shares issued and outstanding at
    September 30, 2000 and 1999, respectively, liquidation
    preference $10,000,000..................................   10,000,000    10,000,000
  Series C, no par value, 15,468,442 shares authorized,
    15,112,067 shares issued and outstanding at
    September 30, 2000, liquidation preference $52,608,665..   48,090,700            --
  Common stock, no par value, 42,578,347 and 27,175,000
    shares authorized, 4,686,453 and 4,806,678 shares issued
    and outstanding at September 30, 2000 and 1999,
    respectively............................................      978,602       248,054
Additional paid-in capital..................................    2,672,984       654,840
Accumulated deficit.........................................  (44,295,273)  (13,624,208)
Stock subscription receivable...............................     (111,111)     (114,088)
                                                              -----------   -----------
    Total stockholders' equity (deficit)....................   18,935,902    (1,235,402)
                                                              -----------   -----------
    Total liabilities and stockholders' equity (deficit)....  $34,078,144   $14,024,896
                                                              ===========   ===========

 The accompanying notes are an integral part of these consolidated statements.

                        E*OFFERING CORP. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND FOR THE PERIOD FROM
              NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999

                                                                                   NOVEMBER 13, 1998
                                                                  YEAR ENDED         (INCEPTION) TO
                                                              SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
                                                              ------------------   ------------------
REVENUES:
  Investment banking........................................     $ 25,737,229         $  7,312,144
  Brokerage.................................................       17,885,962            1,208,067
  Interest income...........................................        1,371,337              271,730
  Other.....................................................          433,442               65,571
                                                                 ------------         ------------
    Total revenues..........................................       45,427,970            8,857,512
                                                                 ------------         ------------

EXPENSES:
  Compensation and benefits.................................       37,869,547           10,973,191
  Professional services.....................................        6,339,412            1,861,664
  Technology development....................................        4,716,742              993,246
  Depreciation and amortization.............................        4,137,295              902,618
  Marketing and business development........................        3,390,082            3,079,665
  Data processing and communications........................        3,037,541            1,157,959
  Occupancy.................................................        2,993,595              528,341
  Brokerage and clearance...................................        2,211,242            1,004,885
  Amortization of intangible assets and goodwill............          960,336              131,928
  Write-off of computer software and equipment..............        5,584,684                   --
  Other expenses............................................        4,858,559            1,557,066
                                                                 ------------         ------------
    Total expenses..........................................       76,099,035           22,190,563
                                                                 ------------         ------------
  Net loss..................................................      (30,671,065)         (13,333,051)
Series B Preferred Stock accretion..........................               --              291,157
                                                                 ------------         ------------
  Net loss applicable to common shareholders................     $(30,671,065)        $(13,624,208)
                                                                 ============         ============

 The accompanying notes are an integral part of these consolidated statements.

                        E*OFFERING CORP. AND SUBSIDIARY
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
         FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND FOR THE PERIOD FROM
              NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999

                                                           ADDITIONAL                     STOCK
                                CONVERTIBLE      COMMON     PAID-IN     ACCUMULATED    SUBSCRIPTION    STOCKHOLDERS'
                              PREFERRED STOCK    STOCK      CAPITAL       DEFICIT       RECEIVABLE    EQUITY (DEFICIT)
                              ---------------   --------   ----------   ------------   ------------   ----------------
BALANCE, NOVEMBER 13, 1998
  (INCEPTION)...............    $        --     $     --   $       --   $         --     $      --      $         --
Issuance of common stock....             --       84,178           --             --            --            84,178
Issuance of common stock
  through exercise of stock
  options...................             --      163,876           --             --      (114,088)           49,788
Issuance of Series A
  preferred stock...........      1,600,000           --           --             --            --         1,600,000
Issuance of Series B
  preferred stock and
  warrants..................      9,708,843           --      291,157             --            --        10,000,000
Accretion of Series B
  preferred Stock...........        291,157           --           --       (291,157)           --                --
Issuance of warrants to
  purchase 2,075,000 shares
  of common stock...........             --           --       21,425             --            --            21,425
Compensation expense on
  stock options issued......             --           --      342,258             --            --           342,258
Net loss from November 13,
  1998 (Inception) to
  September 30, 1999........             --           --           --    (13,333,051)           --       (13,333,051)
                                -----------     --------   ----------   ------------     ---------      ------------
BALANCE, SEPTEMBER 30,
  1999......................     11,600,000      248,054      654,840    (13,624,208)     (114,088)       (1,235,402)
Conversion of subordinated
  debt to Series C preferred
  stock.....................     10,000,000           --           --             --            --        10,000,000
Redemption of common stock
  for note payable..........         19,607      (19,607)          --             --            --                --
Issuance of Series C
  preferred stock, net of
  offering costs............     38,071,093           --           --             --            --        38,071,093
Issuance of common stock
  through exercise of stock
  options...................             --      750,155           --             --            --           750,155
Accrued interest on stock
  subscription receivable...             --           --           --             --         2,977             2,977
Compensation expense on
  stock options issued......             --           --    1,923,144             --            --         1,923,144
Salary contribution by
  shareholder...............             --           --       95,000             --            --            95,000
Net loss....................             --           --           --    (30,671,065)           --       (30,671,065)
                                -----------     --------   ----------   ------------     ---------      ------------
BALANCE, SEPTEMBER 30,
  2000......................    $59,690,700     $978,602   $2,672,984   $(44,295,273)    $(111,111)     $ 18,935,902
                                ===========     ========   ==========   ============     =========      ============

 The accompanying notes are an integral part of these consolidated statements.

                        E*OFFERING CORP. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND FOR THE PERIOD FROM
              NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999

                                                                                   NOVEMBER 13, 1998
                                                                  YEAR ENDED         (INCEPTION) TO
                                                              SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
                                                              ------------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (before Series B preferred stock accretion)........     $(30,671,065)        $(13,333,051)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Depreciation and amortization.............................        5,097,631            1,034,546
  Compensation expense related to stock options and warrant
    grants..................................................        1,923,144              363,683
  Issuance of stock for professional services received......               --                2,025
  Salary contribution by shareholder........................           95,000                   --
  Loss on disposal of assets................................          (78,371)                  --
  Write-off of computer software and equipment..............        5,584,684                   --
(Increase) decrease in operating assets-
  Receivable from clearing broker...........................      (17,653,193)          (3,873,831)
  Securities owned..........................................          260,539               38,066
  Investment banking fees receivable........................       (1,099,577)            (648,584)
  Prepaid expenses..........................................           87,189              326,253
  Other assets..............................................          389,262           (1,085,265)
Increase (decrease) in operating liabilities-
  Securities sold but not yet purchased.....................         (327,998)             324,388
  Accounts payable..........................................          248,388            1,994,030
  Compensation payable......................................        3,930,770              617,654
  Other liabilities.........................................        1,106,305            1,017,891
                                                                 ------------         ------------
    Net cash used in operating activities...................      (31,107,292)         (13,222,195)
                                                                 ------------         ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of Meridian Capital Group, Inc., net of cash
    acquired of $1,540......................................               --           (1,009,460)
  Purchases of furniture, equipment, leasehold improvements
    and computer software...................................      (10,994,741)          (5,765,320)
  Purchases of short-term investments.......................       (1,228,856)                  --
                                                                 ------------         ------------
    Net cash used in investing activities...................      (12,223,597)          (6,774,780)
                                                                 ------------         ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of subordinated debt...............        5,000,000           10,000,000
  Repayment of subordinated debt............................       (5,000,000)                  --
  Repayment of note payable.................................         (125,000)                  --
  Proceeds from issuance of common stock and related
    warrants................................................               --              129,378
  Proceeds from issuance of preferred stock, Series A.......               --            1,600,000
  Proceeds from issuance of preferred stock, Series B and
    related warrants........................................               --           10,000,000
  Proceeds from issuance of preferred stock, Series C and
    related warrants........................................       42,424,093                   --
  Proceeds from exercise of stock options...................          750,155                5,541
  Interest earned on stockholders notes receivable..........            2,977               (2,978)
                                                                 ------------         ------------
  Net cash provided by financing activities.................       43,052,225           21,731,941
                                                                 ------------         ------------
  Net increase (decrease) in cash and cash equivalents......         (278,664)           1,734,966
Cash and cash equivalents, beginning of period..............        1,734,966                   --
                                                                 ------------         ------------
Cash and cash equivalents, end of period....................     $  1,456,302         $  1,734,966
                                                                 ============         ============

 The accompanying notes are an integral part of these consolidated statements.

                        E*OFFERING CORP. AND SUBSIDIARY
               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

            FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND FOR THE PERIOD FROM NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999

                                                                                   NOVEMBER 13, 1998
                                                                  YEAR ENDED         (INCEPTION) TO
                                                              SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
                                                              ------------------   ------------------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Income taxes paid...........................................      $     1,600          $    1,600

Interest paid...............................................          530,932             426,776

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING
  ACTIVITIES:

Detail of business acquired in purchase transaction:

Fair value of assets acquired...............................               --           2,317,335

Cash paid for acquisition, net of cash acquired of $1,540...               --          (1,009,460)

Issuance of note payable....................................               --            (500,000)

Liabilities assumed.........................................               --            (807,875)

Common stock issued in consideration of contributed
  assets....................................................               --             231,419

Notes receivable issued to stockholders in lieu of cash
  received from the exercise of stock options...............               --             111,111

Conversion of subordinated debt to preferred stock, Series
  C.........................................................       10,000,000                  --

Redemption of common stock in exchange for $4,353,000 in
  notes payable as part of issuance of preferred stock,
  Series C..................................................           19,607                  --

Issuance of notes payable in conjunction with preferred
  stock, Series C financing.................................        4,353,000                  --

 The accompanying notes are an integral part of these consolidated statements.

                        E*OFFERING CORP. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND FOR THE PERIOD FROM
              NOVEMBER 13, 1998 (INCEPTION) TO SEPTEMBER 30, 1999

1.  ORGANIZATION AND BASIS OF PRESENTATION

    The consolidated financial statements include E*OFFERING Corp. ("E*OFFERING" or the "Company") and its wholly-owned subsidiary (formerly Meridian Capital Group, Inc.). The consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States and prevalent in industry practice. The Company purchased Meridian Capital Group, Inc. ("Meridian"), a securities broker/dealer, in March 1999. Significant intercompany accounts and transactions have been eliminated. E*OFFERING Corp. is a registered broker/dealer with the Securities and Exchange Commission.

    Certain 1999 amounts have been reclassified to conform to the 2000 presentation.

2.  ACQUISITION

    On May 15, 2000, the Company signed an Agreement and Plan of Merger (the "Merger Agreement") with Wit SoundView Group, Inc. ("Wit SoundView"). Under the terms of the Merger Agreement, Wit SoundView will issue up to 28,486,247 shares of its common stock to acquire all the outstanding shares and assume all the outstanding options and warrants of the Company.

    Since June 2000, in consultation with Wit SoundView, E*OFFERING has taken the following actions, among others, prior to the close of the merger to promote the achievement of synergies from E*OFFERING's and Wit SoundView's post-closing combined business:

    - froze hiring in the corporate finance and research departments;

    - eliminated the institutional sales and trading department, resulting in the early termination of approximately 20 employees;

    - re-directed co-managed underwriting and private placement opportunities to Wit SoundView; and

    - re-directed the development of expanded functionality and products for the Company's web site to reflect the strategic direction of the post-closing combined business, resulting in a delay in the planned launch date.

    On July 26, 2000, Wit SoundView announced a plan to terminate approximately 40% of the Company's employees effective at the close of the merger. In
August 2000, approximately 20 employees elected the early termination option and received severance payments of approximately $1,100,000. The remaining employees will receive severance payments from Wit SoundView subsequent to the close of the merger.

    On September 26, 2000, several terms of the Agreement and Plan of Merger with Wit SoundView were modified, including certain terms of the 10%, one-year escrow arrangement. The Company is currently reviewing, with the assistance of outside legal counsel, whether the levels of commissions paid by customers of the Company in certain secondary market transactions were in compliance with applicable regulatory standards. The $3 million threshold before which claims made by Wit SoundView will be indemnified will not be applicable to any indemnification claims related to this matter. (Note 17)

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    USE OF ESTIMATES

    The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    Substantially all assets and liabilities carried at historical cost or contract value approximate fair value due to their relatively short-term nature. Securities owned and securities sold but not yet purchased are carried at market or fair value.

    CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

    SHORT-TERM INVESTMENTS

    Short-term investments consist of six-month U.S. Treasury bills. Such investments are carried at amortized cost, which approximates market value.

    PROPERTY AND EQUIPMENT

    Property and equipment are carried at cost and are depreciated on a straight-line basis over their estimated useful lives, generally three to five years. Leasehold improvements are stated at cost and are amortized over the lesser of their estimated useful lives or the lease term.

    INTERNALLY DEVELOPED SOFTWARE

    The costs to develop such software are capitalized in accordance with Statement of Position 98-1, "ACCOUNTING FOR THE COSTS OF COMPUTER SOFTWARE DEVELOPED OR OBTAINED FOR INTERNAL USE". Capitalization begins when management authorizes and commits to funding a project it believes will be completed and used to perform the functions intended and the conceptual formulation, design, and testing of possible software project alternatives have been completed.

    SECURITIES OWNED AND SECURITIES SOLD BUT NOT YET PURCHASED

    Marketable securities owned and securities sold but not yet purchased are comprised primarily of common stock and are valued at current market prices. The fair value of securities not traded on an exchange or reported in the National Association of Securities Dealers Automated Quotation system has been reflected at market bid prices. The amounts realized from future transactions may differ materially from the market bid prices reflected in the consolidated statements of financial condition. Securities not readily marketable are primarily warrants that are exchangeable into investment securities that cannot be publicly offered or sold unless registration has been effected under the Securities Act of 1933 or cannot be currently sold because of other arrangements, restrictions, or conditions applicable to the securities. To the extent the underlying stock value exceeds the exercise price of the warrants, the warrants are valued as the difference of the underlying stock price and exercise price, which is then discounted for the period of time the warrants are not exercisable or for the restrictive nature of the underlying common stock. There were no securities at September 30, 1999 and September 30, 2000 that were not readily marketable.

    INVESTMENT BANKING FEES

    Investment banking revenues consisting of corporate finance revenues are recognized and recorded upon closure of the financing effort. Such revenues are accrued for in investment banking fee receivable in the accompanying consolidated statements of financial condition.

    BROKERAGE

    Brokerage revenue consists of commissions related to customer transactions in equity and debt securities and realized and unrealized gains and losses on trading activities. Securities transactions are recorded on a trade date basis and are executed by independent brokers/dealers.

    STOCK BASED COMPENSATION

    The Company grants stock options to its employees and associates using the intrinsic method in accordance with the provisions of Accounting Principles Board Opinion No. 25 and related interpretations. Compensation expense related to employee stock options is recorded only if, on the date of grant, the fair value of the underlying stock exceeds the exercise price. Compensation expense related to non-employees is accounted for using the fair value method in accordance with Statement of Financial Accounting Standards (SFAS) No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION".

    INTANGIBLE ASSETS

    Intangible assets consisting of goodwill, resulting from the acquisition of Meridian, are amortized over 60 months on a straight-line basis.

    INCOME TAXES

    Income taxes are provided for current taxes payable or refundable, and temporary differences arising from the future tax consequences of events that have been recognized in the Company's consolidated financial statements or income tax returns. The effect of income taxes is measured based on currently enacted tax laws and rates in accordance with SFAS No. 109, "ACCOUNTING FOR INCOME TAXES". Future tax benefits are recognized to the extent that realization of such benefits is more likely than not.

    LONG-LIVED ASSETS

    The Company assesses the facts and circumstances to determine whether property and equipment, and intangible or other assets, may be impaired and whether or not an evaluation of recoverability would be performed as required under SFAS No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF".

    RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES". SFAS No. 133, as amended by SFAS No. 138, established accounting and reporting standards for derivative instruments, including certain instruments embedded in other contracts, and for hedging activities. The Company has determined that the adoption of this standard, as amended by SFAS No. 138, will not have a material affect on the Company's consolidated financial statements.

    In December 1999, the Securities Exchange Commission (the "SEC") issued Staff Accounting Bulletin No. 101, "REVENUE RECOGNITION IN FINANCIAL STATEMENTS" ("SAB 101"). SAB 101 summarizes certain of the SEC staffs' views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company has determined that applying SAB 101 to the

Company's consolidated financial statements will not have a material effect on the results of operations of the Company.

4.  MERIDIAN ACQUISITION

    During March 1999, the Company acquired the net assets of Meridian, a securities broker/dealer, pursuant to a stock purchase agreement. The acquisition was accounted for under the purchase method of accounting and the purchase price of $1,511,000, less cash acquired of $1,540, was allocated as follows:

Broker/dealer related receivables...........................  $  667,459
Marketable securities, at market value......................     298,605
Prepaids and other..........................................      32,009
Goodwill....................................................   1,319,262
Securities sold but not yet purchased.......................      (3,610)
Accounts payable and accrued expenses.......................    (804,265)
                                                              ----------
                                                              $1,509,460
                                                              ==========

    Meridian's operating results have been included in the accompanying consolidated financial statements from the date of acquisition.

    The following unaudited pro forma information presents the consolidated statements of operations of the Company as if the acquisition had taken place for the fiscal year ended September 30, 1999:

                                                                COMBINED
                                                              (UNAUDITED)
                                                              ------------
Net sales...................................................  $ 11,932,750
Net loss....................................................  $(13,390,418)
Net loss per common share...................................  $      (2.99)

    These pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on the dates indicated, or which may result in the future.

5.  NOTES RECEIVABLE

    Notes receivable, included in "Other Assets" in the accompanying consolidated statement of financial condition, at September 30, 1999, consists of $257,864 in unsecured notes receivable primarily from certain employees, which are generally forgivable once the employee completes 12 months of employment with the Company (amount shown is net of amortized forgiveness).

6.  SUBORDINATED DEBT

    During June 1999, the Company entered into a temporary subordinated debt agreement with E*TRADE Group, Inc. ("E*TRADE"), a significant shareholder, in the amount of $10,000,000, bearing interest at 15% per annum. Interest on such note, which amounted to $418,574 for the period from November 13, 1998 (Inception) to September 30, 1999, is recorded as other expense in the accompanying consolidated statement of operations. On October 13, 1999, with the approval of the National Association of Securities Dealers, Inc. (the "NASD") and E*TRADE, the Company agreed to exchange the debt for shares of an undesignated series of preferred stock. The subordinated borrowings were covered by agreements approved by the NASD and were thus available to be included in net capital in accordance with Rule 15c-3(1)(d) of the Securities Exchange Act of 1934.

    On January 12, 2000, the undesignated series of preferred stock from the conversion of the $10,000,000 temporary subordinated debt was converted to 2,872,506 shares of Series C preferred stock.

    The Company also entered into an additional temporary subordinated agreement with E*TRADE in the amount of $5,000,000, bearing interest at 15% per annum which was repaid on January 14, 2000. Interest on such note, which amounted to $189,593, was recorded as other expense in the accompanying consolidated statement of operations for the year ended September 30, 2000.

7.  NOTE PAYABLE

    As part of the Company's acquisition of Meridian (Note 4), the Company issued to the parent company of Meridian a $500,000 note payable, bearing interest at 6% per annum. This amount is due in two $250,000 installments payable on April 20, 2000 and 2001. Of the first $250,000 installment, $125,000 was paid in April 2000, and the remaining $125,000 has been withheld to offset against liabilities not disclosed on Meridian's closing balance sheet
(Note 13).

    In connection with the issuance of the Series C preferred stock on January 12, 2000, the Company issued notes payable totaling $4,353,000 to certain founding shareholders for the redemption of 1,451,000 shares of common stock. The notes bear interest at 8% per annum, compounded semi-annually. Interest on such notes, which amounted to $287,751 for the year ended
September 30, 2000, was recorded as other expense in the accompanying consolidated statement of operations. The notes will mature on the earliest occurrence of: (1) the closing date of the initial public offering of the Company's common shares; (2) the date upon which the Company has a class of its securities registered pursuant to the Securities Exchange Act of 1934; or
(3) the closing date of: (a) a sale of all or substantially all of its assets, or (b) a merger, tender offer, or other business combination.

8.  INCOME TAXES

    Other expenses for the year ended September 30, 2000 and for the period November 13, 1998 (Inception) to September 30, 1999 includes the current minimum state franchise tax expense of $1,600 and $1,600, respectively.

    Significant components of the Company's deferred tax assets and liabilities at September 30, 2000 and 1999 are as follows:

                                              SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
                                              ------------------   ------------------
Deferred tax assets:
Federal net operating loss carryforwards....      $11,656,457          $3,934,863
Depreciation and amortization...............          688,632             770,734
State net operating loss carryforwards......        2,942,249             645,992
Accrued compensation and other..............        2,863,694             283,408
                                                  -----------          ----------
Gross deferred tax assets...................       18,151,032           5,634,997
Valuation allowance.........................      (18,151,032)         (5,634,997)
                                                  -----------          ----------
Net deferred tax assets.....................      $        --          $       --
                                                  ===========          ==========

    The Company has recorded a full valuation allowance against the gross deferred tax assets because it is more likely than not that the deferred tax assets will not be realized.

    The difference between the federal statutory tax rate and the Company's effective tax rate was primarily due to the establishment of the Company's valuation allowance.

    At September 30, 2000 and September 30, 1999, the Company had approximately $33,304,000 and $11,242,000, respectively, in net operating loss carryforwards for federal and state income tax purposes, respectively. Any federal and state net operating losses not utilized will expire in 2018 and 2003, respectively, for federal and state income tax purposes. Utilization of the net operating losses and credits may be subject to an annual limitation due to ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization.

9.  RELATED PARTY

    As of September 30, 1999, the Company has as operating agreement with E*TRADE which stipulates, among other items, that for each and every public offering in which the Company participates in as an underwriter, the amount of retail shares, as defined, provided to E*TRADE, shall not be less than 50% of the total shares available to the Company.

10. STOCKHOLDERS' EQUITY

    Series A preferred stock is convertible, at the option of the holder, into common stock on a one-for-one basis. Each share of Series A preferred stock shall entitle the holder to vote on shareholder matters and shall receive dividends, if and when declared, on the same basis as holders of common stock on an as-converted basis. No dividends have been declared as of September 30, 2000 or as of September 30, 1999. Each share of Series A preferred stock shall automatically be converted into shares of common stock, if at any time, shares of Series B preferred stock convert into common stock. Series A preferred stock has a liquidation preference equal to $1.00 per share, as adjusted for any stock dividends, combinations, splits, recapitalization, or other capital reorganization transactions.

    Series B preferred stock is convertible, at the option of the holder, into common stock on a one-for-one basis. Each share of Series B preferred stock shall entitle the holder to vote on shareholder matters and shall receive dividends at the rate of $0.32 per share, if and when declared by the Board of Directors and shall be non-cumulative. No dividends were declared as of September 30, 2000 or as of September 30, 1999. Series B preferred stock has a liquidation preference equal to $4.00 per share, subject to certain adjustments.

    In 1998, the Company issued a warrant to a common shareholder to purchase 2,075,000 shares of common stock. At the option of the warrant holder, the warrant may be exercised at $0.0135132 per common share. The value ascribed to such warrant was $21,425 and was recorded in the accompanying consolidated financial statements. Such warrant expires on December 22, 2003.

    In 1999, the Company issued Class A warrants to the Series B preferred shareholder to purchase 800,000 shares of Series B preferred stock at $4.00 per share and Class B warrants to purchase additional shares of an undesignated preferred stock which will have the same rights, preferences, and privileges senior to or pari-passu with such rights, preferences, and privileges of the Company's Series B convertible preferred stock. The number of shares and exercise price vary and are defined in the Class B Warrant to Purchase Convertible Preferred Stock certificate and are principally based upon issuing sufficient shares to obtain a majority ownership in the Company at a price outstanding at the time of conversion, taking into consideration dilutive effects of the Series B preferred stock and warrants relating to the Series B preferred stock. The value ascribed to the Class A and B warrants were $28,947 and $262,210, respectively, and were recorded in the accompanying consolidated financial statements for the period November 13, 1998 (Inception) to September 30, 1999. The Class A and B warrants expire on February 10, 2001 and February 10, 2003, respectively. Accretion of $291,157 has been recorded in the accompanying consolidated statement of operations for the period November 13, 1998 (Inception) to September 30, 1999 to increase the loss applicable to common shareholders and increase the value of Series B preferred stock to its liquidation preference.

    On October 14, 1999, the Company filed the second Amended and Restated Articles of Incorporation. The amendment authorized 29,675,000 shares of common stock and 17,700,000 shares of preferred stock. Of the preferred stock, the Company designated 1,600,000 shares as Series A preferred stock, 5,800,000 shares as Series B preferred stock, and the remaining 10,300,000 shares to be used for additional preferred series.

    In May 2000, the Company filed the fifth Amended and Restated Articles of Incorporation. The amendment updated the number of common stock and Series A, B and C preferred stock to be 42,578,347, 1,600,000, 5,800,000, and 15,468,442 shares, respectively. The Series C preferred stock, at the option of the holder, is convertible into common stock on a one-for-one basis. Each share of Series C preferred stock shall entitle the holder to vote on shareholder matters and shall receive dividends at a rate equal to 8%, compounded on a semi-annual basis. The Series C preferred stock has a liquidation preference equal to $3.48 per share, as adjusted for any stock dividends, combinations, splits, recapitalization, or other capital reorganization transactions.

    In connection with the issuance of the Series C preferred stock on January 12, 2000 the following transactions occurred: i) the warrant for the purchase of 2,075,000 shares of common stock was amended to reduce the number of shares of common stock that is purchasable thereunder to 1,000,000 shares;
ii) the Class B warrant was converted to a Class C warrant; the new Class C warrant allows the holder to purchase 2,725,894 shares of common stock at $0.40 per share and such warrant expires on January 13, 2005; iii) the Company redeemed 1,451,000 common shares from certain founding shareholders of the Company; and iv) certain founders from which the common stock had been redeemed entered into non-compete agreements which expire on January 13, 2001.

11. STOCK OPTION PLANS

    The Company's stock option plans provide for the granting of nonqualified or incentive stock options to officers, directors, employees, and consultants for the purchase of shares of the Company's common stock at either a price determined by the Board of Directors at the date the option is granted or at fair market value. The options are generally exercisable ratably over a five-year period from the date the option is granted and expire within ten years from the date of grant. The Board of Directors approved the 1998 Stock Option Plan (the "1998 Plan") and authorized 5,000,0000 shares of common stock for future grants. For the period from November 13, 1998 (Inception) to September 30, 1999, the Company granted options in excess of the total shares authorized. The Company ceased to grant options under the 1998 Plan on September 30, 1999.

    On April 18, 2000, the Company's Board of Directors adopted the 2000 Stock Option/Stock Issuance Plan (the "2000 Plan"). The Plan permits the plan administrator under the authority of the Board of Directors, to grant options or issue common shares to employees, non-employee board members, consultants, and other independent advisors of the Company. No option will have a term in excess of ten years as measured from the date of grant. The options may be granted as incentive stock options or nonqualified stock options. Stock awards may also be issued under the Plan. The plan administrator has the discretion to grant options and to issue stock that is fully vested upon issuance or in one or more installments, however, the vesting schedule may not be more restrictive than 20% per year vesting, with the initial vesting to occur more than one year after the vesting commencement date.

    A summary of stock option activity under the 1998 Plan and the 2000 Plan is as follows:

                                                                            PERIOD
                                                                      NOVEMBER 13, 1998
                                          YEAR ENDED                    (INCEPTION) TO
                                      SEPTEMBER 30, 2000              SEPTEMBER 30, 1999
                                 -----------------------------   ----------------------------
                                              WEIGHTED AVERAGE               WEIGHTED AVERAGE
                                  OPTIONS      EXERCISE PRICE     OPTIONS     EXERCISE PRICE
                                 ----------   ----------------   ---------   ----------------
Outstanding options at
  beginning of period..........   4,097,624        $ 0.46               --        $   --
  Options granted..............   2,201,500          0.80        5,049,277          0.45
  Less options cancelled.......  (2,077,054)        (0.42)        (544,975)        (0.35)
  Less options exercised.......  (1,354,825)        (0.76)        (406,678)        (0.39)
                                 ----------        ------        ---------        ------
Outstanding options at end of
  period.......................   2,867,245        $ 0.61        4,097,624        $ 0.46
                                 ----------        ------        ---------        ------
Options exercisable at end of
  period.......................   1,499,900        $ 0.60          601,078        $ 0.41
                                 ==========        ======        =========        ======

    The range of exercise prices for the options outstanding and the options exercisable is $0.10-$0.80 and the weighted average exercise price of options outstanding is $0.61 and $0.40 at September 30, 2000 and 1999, respectively. The weighted average contractual lives of outstanding options are 9 years and
9.6 years, as of September 30, 2000 and 1999, respectively.

    For the year ended September 30, 2000 and for the period from November 13, 1998 (Inception) to September 30, 1999, options were granted to employees for the purchase of up to 2,201,500 and 5,049,277 common shares at prices of $0.10 to $0.80 per share, respectively, which the Company's Board of Directors deemed the fair market value of the common stock at the date of grant. The Company records compensation expense resulting from the difference between the option price per share and the estimated fair market value of the common stock at the grant date; the common stock has been valued at a range of $2.70 and $3.10 per share, as of September 30, 1999 by an independent, third-party appraiser. For the year ended September 30, 2000 and for the period from November 13, 1998 (Inception) to September 30, 1999, the Company recorded $852,144 and $225,861, respectively, of deferred compensation associated with these stock option grants. This amount is recorded ratably over the vesting period of the respective options.

    For the year ended September 30, 2000 and for the period from November 13, 1998 (Inception) to September 30, 1999, options were granted to non-employees for the purchase of up to 781,500 and 487,500 common shares at $0.80 and $0.40 per share, respectively. For the year ended September 30, 2000 and for the period from November 13, 1998 (Inception) to September 30, 1999, the Company recorded $1,071,000 and $116,397, respectively, of deferred compensation related to stock options granted to non-employees. This amount was calculated using the Black-Scholes option-pricing model using 100% volatility.

    SFAS No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION", requires the disclosure of pro forma net income had the Company adopted the fair value method for employee stock option grants. Under SFAS No. 123, the fair value of stock-based grants to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values.

    The Company's calculations were made using the minimum value method with the following weighted average assumptions:

Expected life...............................................   60 Months

Risk-free interest rate.....................................  4.45%-5.84%

Dividend yield..............................................      0%

    The Company's calculations are based on a single option valuation approach and forfeitures are recognized as they occur. If the computed fair values of the awards had been amortized to expense over the vesting period of the grants, pro forma net loss would have been $31,122,698 and $13,399,889 for the year ended September 30, 2000 and for the period from November 13, 1998 (Inception) to September 30, 1999, respectively.

    Two shareholders exercised their stock options in the form of unsecured notes receivable. Such shareholders' notes, which include principal and interest of $111,111 and $114,088 as of September 30, 2000 and September 30, 1999,
respectively, bear interest at 6% per annum and mature in April 2001.

12. EMPLOYEE BENEFIT PLAN

    The Company has a 401(k) Plan that covers all full-time employees who are at least age 21 with one month of service. The Company may match employee contributions at its sole discretion. For the period from November 13, 1998 (Inception) to September 30, 1999 and for the year ended September 30, 2000, the Company did not contribute to the 401(k) Plan.

    The Company also has a Cafeteria Plan that is available to all eligible full-time employees. Under this plan, employees can defer up to $1,500 for health care reimbursements and up to $5,000 for dependent care assistance. Any unused amount is forfeited and participants of the Cafeteria Plan cannot receive reimbursements in excess of their deferrals. At September 30, 2000 and 1999, the Company has $18,000 and $15,972, respectively of restricted cash and a reciprocal liability related to pay participants' claims.

13. COMMITMENTS AND CONTINGENT LIABILITIES

    SECURITIES SOLD BUT NOT YET PURCHASED

    In the normal course of business, the Company sells equity securities not yet purchased, which are recorded as liabilities in the consolidated statements of financial condition. The Company is exposed to the risk that market price increases cause the ultimate obligation for such commitments to exceed the amount recorded in the consolidated statements of financial condition.

    SETTLEMENT OF SECURITIES TRANSACTIONS

    The Company is obligated to settle transactions with brokers and other financial institutions even if its customers fail to meet their obligations to the Company. Customers are required to complete their transactions on settlement date, generally three business days after trade date. If customers do not fulfill their contractual obligations, the Company may incur losses. The Company has established procedures to reduce this risk by requiring deposits from customers for certain types of trades.

    UNDERWRITING TRANSACTIONS

    In the normal course of business, the Company enters into various underwriting commitments. In the opinion of management, the settlement of transactions relating to such commitments will have no material impact on the Company's financial condition.

    LITIGATION

    The Company has been named as a defendant in several pending or threatened lawsuits. Certain matters that are currently in arbitration are against the former Meridian. As discussed in Note 7, any settlement that arises from these actions will be offset against the remaining $375,000 note payable to Meridian.

    Management of the Company, after consultation with outside legal counsel, believes that the resolution of these various lawsuits will not result in a material adverse effect on the Company's consolidated financial statements. In addition, the note payable to Meridian is in excess of such claims brought against the former Meridian.

    LEASES

    The Company leases three office facilities, which expire at various dates through August 2001. As of September 30, 2000, aggregate minimum commitments under these leases are $574,725. Total rent expense for the period from November 13, 1998 (Inception) to September 30, 1999 was $209,060.

    The Company closed one of its Newport Beach offices in November 1999. The Company provided severance agreements to certain employees to either remain with the Company until November 30, 1999 or to move to the Company's San Francisco office. The Company had accounted for severance costs in accordance with EITF Issue 94-3, "LIABILITY RECOGNITION FOR CERTAIN EMPLOYEE TERMINATION BENEFITS AND OTHER COSTS TO EXIT AN ACTIVITY". At September 30, 1999, the Company recorded a severance liability in the amount of $486,649, which included services performed through September 30, 1999, and paid $920,303 during year ended September 30, 2000.

    The Company had an agreement with an employee which provided for a guaranteed bonus in the amount of $3,250,000 to be paid over a two-year employment period, payable in equal one-quarter installments in February and June of each year. The Company accrued for such bonus on a straight-line method, over the life of the employment contract. At September 30, 1999, the Company recorded $500,000 in salaries, commissions and bonuses payable in the accompanying consolidated statements of financial condition and the related expense in employee compensation and benefits in the accompanying consolidated statements of operations. The employee terminated employment with the Company in January 2000 resulting in the cancellation of the bonus guarantee.

14. NET CAPITAL REQUIREMENT

    The Company is subject to the Securities and Exchange Commission's Uniform Net Capital Rule (Rule 15c3-1), which requires the maintenance of minimum net capital and requires that the ratio of aggregate indebtedness to net capital, both as defined, shall not exceed 15 to 1. At September 30, 2000 and 1999, the Company's net capital exceeded the minimum required.

15. RESERVE REQUIREMENT FOR BROKERS OR DEALERS

    The Company is exempt from the provisions of Rule 15c3-3 (pursuant to paragraph (k)(2)(ii) of such rule) of the Securities Exchange Act of 1934 as an introducing broker/dealer that carries no customer accounts, promptly transmits all customer funds and delivers all customer securities received to the clearing broker, and does not otherwise hold funds or securities of customers or dealers. Because of such exemption, the Company is not required to prepare a determination of reserve requirement for brokers/dealers.

16. CONCENTRATION OF CREDIT RISK

    The Company is engaged in various trading and brokerage activities. Counterparties to these activities primarily include brokers/dealers, banks, and other financial institutions. In the event that counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on the creditworthiness of the counterparty or issuer of the instrument. It is the Company's policy to review, as necessary, the credit standing of each counterparty with which it conducts business.

17. SUBSEQUENT EVENTS

    On October 16, 2000, pursuant to the Agreement and Plan of Merger with Wit SoundView, E*OFFERING was merged into Wit SoundView Corporation, a wholly-owned subsidiary of Wit SoundView Group, Inc.

    On October 16, 2000, the Company's Board of Directors adopted the E*OFFERING Corp. 2000 Restricted Stock Plan. Pursuant to this plan, on October 16, 2000, the Company issued approximately 748,000 shares of restricted stock to several of its employees which will be converted to Wit SoundView common stock under the terms of the Merger Agreement.

    On October 16, 2000, the note payable referred to in Note 7, payable to certain founding shareholders, was repaid.

    The Company completed the review described in Note 2 and was unable to determine whether any of the commissions did not comply with applicable regulatory standards. Accordingly, no provision for this matter was made in the accompanying consolidated financial statements.

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES
     INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction to unaudited pro forma condensed combined
  financial information.....................................    F-21

Unaudited pro forma condensed combined statement of
  operations for the year ended December 31, 2000...........    F-23

Notes to unaudited pro forma condensed combined financial
  information...............................................    F-24

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES
          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    The pro forma combined statement of operations data presented below for the year ended December 31, 2000 include the results of Wit SoundView Group, Inc. and subsidiaries for the year ended December 31, 2000 and E*OFFERING Corp. and subsidiary for the year ended September 30, 2000. In addition, the pro forma statement of operations assumes that certain agreements that were contingent upon the closing of the merger with E*OFFERING occurred as of the beginning of the period presented. Those agreements include the Amended and Restated Strategic Alliance Agreement and the Account Transfer Agreement, each of which is discussed in the Registration Statement on Form S-4 related to our merger with E*OFFERING. You should not assume that Wit SoundView and E*OFFERING would have achieved the unaudited pro forma combined results if they had actually been operated on a combined basis during the period shown.

    As consideration for the merger with E*OFFERING, Wit SoundView acquired the outstanding shares of E*OFFERING in exchange for approximately 27.2 million newly issued shares of Wit SoundView common stock and options and warrants to purchase shares of Wit SoundView common stock. The merger was accounted for using the purchase method of accounting. In addition to the pro forma effect of the merger with E*OFFERING, certain transactions that were contingent upon the closing of the merger are also reflected in the pro forma information. The first of such agreements, the Amended and Restated Strategic Alliance Agreement with E*TRADE provides that Wit SoundView is the exclusive source of retail equity or equity related securities in initial public offerings and follow-on offerings and in certain private placements to the 3.6 million retail customers of E*TRADE. As consideration for this agreement, Wit SoundView issued 4,025,948 shares of common stock to E*TRADE and a warrant to purchase an additional two million shares, exercisable if the exclusivity provisions of the Amended and Restated Strategic Alliance Agreement have remained in effect during the fourth and fifth years of the term of the Amended and Restated Strategic Alliance Agreement. In connection with the distribution of such equity securities to customers of E*TRADE, E*TRADE is entitled to receive a portion of the dealer selling concession received by Wit SoundView. E*TRADE's percentage of such revenue depends on the number of shares allocated to E*TRADE's customers and whether Wit SoundView participates as a lead managing underwriter or in another capacity. Accordingly, the pro forma results of operations have been adjusted to include selling expense related to the portion of the dealer selling concession that would have been allocated to E*TRADE had the amended and restated strategic alliance agreement been in effect during the period presented.

    The pro forma results have not been adjusted to include revenue synergies and additional revenues the combined company will receive under the provisions of the Amended and Restated Strategic Alliance Agreement. Those revenues include order flow from customers of E*TRADE in the stocks we make markets in, increased participation in public equity offerings, increased economics on public equity offerings and commission and trading revenue from our customers. It is not expected that the combined company will continue E*OFFERING's relationships with most of its institutional brokerage clients. Accordingly, actual brokerage revenue and the related expenses will differ from the amounts reflected in the pro forma results of operations.

    In addition to the Amended and Restated Strategic Alliance Agreement, this pro forma information assumes that the provisions of the Account Transfer Agreement with E*TRADE were in effect as of January 1, 2000. On September 29, 2000, Wit SoundView transferred to E*TRADE all right, title and interest in and to substantially all of Wit SoundView's approximately 120,000 retail brokerage accounts and all related properties and rights in and to such retail brokerage accounts, pursuant to the Account Transfer Agreement. Accordingly, the revenues and expenses associated with Wit SoundView's online retail brokerage operations have been removed from the results of operations reflected in the period presented. Expenses removed from the pro forma results represent actual expenses that were directly related to the online retail brokerage operations. Certain expenses, including costs of communications and other general and administrative costs, were not adjusted, as they were not readily identifiable. Additionally, actual revenues and expenses such as salary and bonus paid to employees of E*OFFERING whose services will no longer be required by the combined company have not been adjusted.

    The unaudited pro forma combined results should be read in conjunction with the historical consolidated financial statements of E*OFFERING and related notes, which are included in this Report on Form 8-K, and other financial information pertaining to Wit SoundView and E*OFFERING, including "Management's Discussion and Analysis of Financial Condition and Results of Operations of Wit SoundView," which is included in Wit SoundView's Annual Report on Form 10-K for the year ended December 31, 2000.

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2000

                                           WIT                                 PRO FORMA            PRO FORMA
                                      SOUNDVIEW(O)           E*OFFERING(N)    ADJUSTMENTS            COMBINED
                                      -------------         ---------------   ------------         ------------
REVENUES:
Investment banking..................  $ 200,239,440          $ 25,737,229               --         $225,976,669
Brokerage...........................    154,928,197            17,885,962       (8,425,024)(A)      164,389,135
Asset management fees...............     11,449,342                    --               --           11,449,342
Interest and investment income......     12,276,022             1,371,337               --           13,647,359
Gains (loss) on investments.........     (3,213,202)                   --               --           (3,213,202)
Other...............................       (155,140)              433,442               --              278,302
                                      -------------          ------------     ------------         ------------
  Total revenues....................    375,524,659            45,427,970       (8,425,024)         412,527,605
                                      -------------          ------------     ------------         ------------

EXPENSES:
Compensation and benefits...........    215,318,644            37,869,547          585,602 (B)(i)   246,362,509
                                                                                   530,819 (B)(ii)
                                                                                (7,942,103)(B)(iii)
Brokerage and clearance.............     25,537,532             2,211,242       (4,401,743)(C)       28,392,470
                                                                                 5,045,439 (D)
Marketing and business
  development.......................     15,711,361             3,390,082               --           19,101,443
Amortization of intangible assets
  and goodwill......................     25,176,159               960,336       39,098,902 (E)       65,235,397
Professional services...............      9,208,958             6,339,412         (124,148)(F)       15,424,222
Data processing and
  communications....................      9,587,089             3,037,541       (1,683,013)(G)       10,941,617
Depreciation and amortization.......      6,894,094             4,137,295         (194,961)(H)       10,836,428
Technology development..............      5,780,940             4,716,742       (1,250,870)(I)        9,246,812
Occupancy...........................      5,176,976             2,993,595               --            8,170,571
Write-off of computer software and
  equipment.........................      1,339,772             5,584,684               --            6,924,456
Discontinuance of retail brokerage
  operations........................     11,605,401                    --               --           11,605,401
Other...............................      8,209,551             4,858,559         (461,404)(J)       12,300,140
                                                                                  (306,566)(K)
                                      -------------          ------------     ------------         ------------
  Total expenses....................    339,546,477            76,099,035       28,895,954          444,541,466
                                      -------------          ------------     ------------         ------------
Income (loss) from operations.......     35,978,182           (30,671,065)     (37,320,978)         (32,013,861)
Loss on strategic investment........    (13,727,858)                   --               --          (13,727,858)
                                      -------------          ------------     ------------         ------------
Income (loss) before provision for
  income taxes and equity in net
  loss of affiliates................     22,250,324           (30,671,065)     (37,320,978)         (45,741,719)
Provision (benefit) for income
  taxes.............................     24,129,194                    --      (20,004,353)(L)        4,124,841
                                      -------------          ------------     ------------         ------------
Loss before equity in net loss of
  affiliates........................     (1,878,870)          (30,671,065)     (17,316,625)         (49,866,560)
Equity in net loss of affiliates....    (20,080,004)                   --               --          (20,080,004)
                                      -------------          ------------     ------------         ------------
Net loss............................  $ (21,958,874)         $(30,671,065)    $(17,316,625)        $(69,946,564)
                                      =============          ============     ============         ============

NET INCOME (LOSS) PER SHARE
  Basic.............................  $       (0.26)                                               $      (0.64)
  Diluted...........................          (0.26)                                                      (0.64)

WEIGHTED AVERAGE SHARES USED IN THE
  COMPUTATION OF NET INCOME (LOSS)
  PER SHARE
  Basic.............................     84,551,145                                                 109,280,121
  Diluted...........................     84,551,145                                                 109,280,121 (M)

   See notes to unaudited pro forma condensed combined financial information

                   WIT SOUNDVIEW GROUP, INC. AND SUBSIDIARIES
     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

    (A) Adjustment to reflect the elimination of commissions received by Wit SoundView on secondary market transactions executed by its online retail brokerage account holders and to eliminate income Wit SoundView receives from its clearing agent related to balances maintained in its retail customer's accounts. This revenue is no longer received by Wit SoundView as a result of the provisions of the Account Transfer Agreement.

    (B) The adjustment for compensation and benefits reflects the following adjustments:

        (i) the period expense related to the issuance of 500,000 shares of Wit SoundView restricted common stock to designated E*OFFERING employees for the stock retention bonus pool, at a price of $5.125, the closing market price of Wit SoundView's stock on October 16, 2000, the closing date of the merger. One-third of the shares will vest
            12 months after the closing of the merger, the second third will vest 24 months after the closing of the merger and the remaining third will vest 36 months after the closing of the merger. Compensation expense will be recorded ratably over the vesting period.

        (ii) the amortization of the deferred compensation related to the portion of the intrinsic value of Wit SoundView unvested options replacing E*OFFERING options at the closing of the merger for which future service by the employee is required. This amount was calculated using a stock price of $5.125, the closing price of Wit SoundView's common stock on October 16, 2000, the closing date of the merger.

       (iii) the reduction of salary, bonus and benefits paid or provided to specified employees of Wit SoundView whose services in the online retail brokerage operation were no longer required as a result of the provisions of the Account Transfer Agreement.

    (C) Reflects the elimination of costs paid to Wit SoundView's clearing agent for processing and clearing its online retail customer's trades.

    (D) Adjustment to reflect the portion of dealer selling concessions allocated to E*TRADE under the Strategic Alliance Agreement. The percentage of revenue allocated to E*TRADE on offerings in which Wit SoundView participated as a co-managing underwriter was calculated as a formula based upon the total number of shares allocated to customers of Wit SoundView as a percentage of the total securities offered to the public in each offering. In offerings in which Wit SoundView did not participate as a co-managing underwriter, the percentage of revenue allocated to E*TRADE was calculated by applying a percentage based on the number of shares allocated to E*TRADE's customers to the revenue received by Wit SoundView.

    (E) Reflects the amortization of intangible assets and goodwill related to the acquisition of E*OFFERING on a straight-line basis over the estimated useful lives.

    (F) Adjustment to eliminate amounts paid to outside operational consulting firms that Wit SoundView used to assist in the daily operations and structuring of its online retail brokerage operations.

    (G) Reflects the elimination of data processing and communication charges related to maintaining Wit SoundView's online retail brokerage operations.

    (H) Adjustment to reflect the elimination of depreciation and amortization expense related to assets that will no longer be employed by the combined company.

    (I) Adjustment to eliminate costs to enhance the functionality of Wit SoundView's website related to its online retail brokerage operations and costs of enhancing Wit SoundView's existing online brokerage platform including e-mail communications with customers, allocation of shares in initial public offerings and interfaces with systems of Wit SoundView's clearing agent.

    (J) Adjustment to eliminate costs associated with state licensing and registration of Wit SoundView's brokerage personnel.

    (K) Adjustment to eliminate interest expense on E*OFFERING's subordinated debt which was repaid immediately prior to closing.

    (L) Reflects the combined federal and state and local taxes for the combined company at an estimated tax rate of 42% and includes the deferred tax benefit related to the amortization of the deferred tax liabilities established in connection with the recording of intangible assets utilizing the respective estimated life of the intangible asset.

    (M) Because the combined company reported a net loss in each of the periods above, the calculation of pro forma diluted earnings per share does not include the restricted common stock issued to designated E*OFFERING employees related to the retention pool and options issued to E*OFFERING employees to replace existing E*OFFERING options or any Wit SoundView common stock equivalents as they are anti-dilutive and would result in a reduction of net loss per share.

    (N) Represents the historical results of operations of E*OFFERING Corp. and subsidiary for the year ended September 30, 2000.

    (O) Represents the historical results of operations of Wit SoundView Group, Inc. and subsidiaries for the year ended December 31, 2000.